Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) and Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (No. 333-04839, No. 333-34681, No. 333-60805, No. 333-84113, No. 333-48146, No. 333-64706, No. 333-96895, No. 333-110469 and No. 333-120324) pertaining to the 2005 Equity Incentive Plan, 1996 Equity Incentive Plan, as amended, and 1996 Non-Employee Directors’ Stock Option Plan, as amended, of Onyx Pharmaceuticals, Inc. of our reports dated March 14, 2005, with respect to the financial statements of Onyx Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004, Onyx Pharmaceuticals, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Onyx Pharmaceuticals, Inc., filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California
June 20, 2005